Exhibit 10.1

DEBT SETTLEMENT AGREEMENT

THIS AGREEMENT dated for reference the 2nd day of January 2024.

BETWEEN:

ATHENA GOLD CORPORATION, a corporation existing under the laws of THE State of Delaware, with a head office at Suite 312 – 2010A Harbison Drive, Vacaville, California, United States, 95687,

(hereinafter referred to as the "Corporation")

OF THE FIRST PART

AND:

CASTLEWOOD CAPITAL CORPORATION, of Suite 3680, 130 King St. W., Toronto, Ontario., Canada, M5X 1B1,

(hereinafter referred to as the "Creditor")

OF THE SECOND PART

WHEREAS:

A.The Corporation is indebted to the Creditor in the amount of CDN $34,278.20 (the "Debt"); and

B.The Corporation wishes to settle the Debt by allotting and issuing 685,564 common shares in the capital of the Corporation (the "Shares") to the Creditor in full discharge and complete satisfaction of the Debt, and the Creditor has agreed to accept such Shares in full satisfaction of the Debt and to grant the Corporation a release as hereinafter described; and

C.The Corporation has agreed to use its best efforts to obtain the approval of the Canadian Securities Exchange (the "CSE") to the issuance of the Shares.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the mutual covenants and agreements herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

1.ACKNOWLEDGMENT OF DEBT

1.1The Corporation acknowledges and agrees that it is indebted to the Creditor in the amount of the Debt, and the Creditor and the Corporation agree to settle the Debt as described in Section 2 herein.

2.ALLOTMENT AND ISSUANCE OF SHARES

2.1The Corporation agrees to allot and issue the Shares to the Creditor at a deemed price of CDN S0.05 per Share as full and final payment of the Debt, and the Creditor hereby agrees to accept the Shares as full and final payment of the Debt.

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2.2The Creditor hereby understands and agrees to any transfer restrictions applicable to the Shares and any hold period legends to be placed on the certificates representing the Shares as may be required by applicable securities laws or the rules and policies of the CSE.

3.REGULATORY APPROVALS AND RESTRICTIONS ON DISPOSTION

3.1The rights and obligations of the Corporation and the Creditor are subject to and conditional upon receipt of the acceptance for filing of this Agreement by the CSE. The Creditor consents to the collection, use and disclosure of personal information by the CSE or any securities commission for the purposes described in Appendix A and B attached hereto or as otherwise identified by the CSE or any securities commission from time to time.

3.2The Corporation shall use its commercial best efforts to obtain the acceptance for filing of this Agreement by the CSE.

3.3The Creditor represents and warrants to the Corporation that it will seek its own independent legal advice as to any restrictions imposed by applicable securities laws respecting disposition of the Shares.

4.REPRESENTATIONS AND WARRANTIES

4.1The Corporation represents and warrants to the Creditor that:

(a)	it is a valid and subsisting corporation duly incorporated and in good standing under the laws of the jurisdiction in which it is incorporated, continued or amalgamated;

(b)	the Corporation has complied, or will comply, with all applicable corporate and securities laws and regulations in connection with the issuance of the Shares;

(c)	it has the necessary power, capacity, right and authority to enter into and deliver this Agreement and to perform its obligations hereunder; and

(d)	the Shares, when issued, will be duly and validly created and authorized and will be issued and delivered as fully paid and non assessable.

4.2The Creditor represents and warrants to the Corporation that:

(a)	upon delivery of the Shares by the Corporation in accordance with the provisions of this Agreement, the Debt will be fully satisfied and extinguished, and it will remise, release and forever discharge the Corporation and its directors, officers and employees from any and all obligations relating to the Debt;

(b)	it releases the Corporation from any and all covenants and obligations relating to the Debt;

(c)	it has not previously assigned, encumbered, parted with possession of or otherwise granted any interest in the Debt or any of his rights relating thereto; and

(e)	the Shares are not being acquired as a result of any material information that has not been generally disclosed to the public.

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5.GENERAL PROVISIONS

5.1 Time shall he of the essence of this Agreement.

5.2The Corporation and the Creditor shall execute any and all such further deeds, documents and assurances and shall do any and all such further and other things as may be necessary to implement and carry out the intent of this Agreement.

5.3The provisions herein contained constitute the entire Agreement between the parties and supersede all previous understandings, communications, representations and agreements, whether, written or verbal, between the parties with respect to the subject matter of this Agreement.

5.4This Agreement shall be governed by and construed in accordance with the laws of Canada and the Province of British Columbia.

5.5All dollar amounts referred to in this Agreement have been expressed in Canadian currency, unless otherwise indicated.

5.6This Agreement shall enure to the benefit of and be binding upon each of the parties and their respective heirs, executors, administrators, successors and permitted assigns, as the case may be.

5.7This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed these presents on the day and year first above written.

ATHENA GOLD CORPORATION

Per:

Name:
Title:

CASTLEWOOD CAPITAL CORPORATION

Per:

Name:
Title:

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APPENDIX "A"

PERSONAL INFORMATION COLLECTION POLICY REGARDING FORM 9

The Canadian Securities Exchange and its subsidiaries, affiliates, regulators and agents (collectively, "CSE or the "Exchange") collect and use the information (which may include personal or other information) which has been provided in Form 9 for the following purposes:

•	To determine whether an individual is suitable to be associated with a Listed Issuer;

•	To determine whether an issuer is suitable for listing;

•	To determine whether allowing an issuer to be listed or allowing an individual to be associated with a Listed Issuer could give rise to investor protection concerns or could bring the Exchange into disrepute;

•	To conduct enforcement proceedings;

•	To ensure compliance with Exchange Requirements and applicable securities legislation; and

•	To fulfil the Exchange's obligation to regulate its marketplace.

The CSE also collects information, including personal information, from other sources, including but not limited to securities regulatory authorities, law enforcement and self-regulatory authorities, regulation service providers and their subsidiaries, affiliates, regulators and agents. The Exchange may disclose personal information to these entities or otherwise as provided by law and they may use it for their own investigations.

The Exchange may use third parties to process information or provide other administrative services. Any third party will be obliged to adhere to the security and confidentiality provisions set out in this policy.

All personal information provided to or collected by or on behalf of The Exchange and that is retained by The Exchange is kept in a secure environment. Only those employees who need to know the information for the purposes listed above are permitted access to the information or any summary thereof. Employees are instructed to keep the information confidential at all times.

Information about you that is retained by the Exchange and that you have identified as inaccurate or obsolete will be corrected or removed.

If you wish to consult your file or have any questions about this policy or our practices, please write the Chief Privacy Officer, Canadian Securities Exchange, 220 Bay Street – 9th Floor, Toronto, ON, M5J 2W4.

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SCHEDULE "B"

COLLECTION OF PERSONAL INFORMATION

British Columbia Securities Commission

P.O. Box 10142, Pacific Centre 701 West Georgia Street

Vancouver, British Columbia V7Y 1L2

Inquiries: (604) 899-6854

Toll free in Canada: 1 (800) 373-6393

Facsimile: (604) 899-6581 Email: FOI-privacy@bcsc.bc.ca

Public official contact regarding indirect collection of information: FOI Inquiries

Alberta Securities Commission Suite 600, 250 - 5th Street SW Calgary, Alberta T2P 0R4

Telephone: (403) 297-6454

Toll free in Canada: 1 (877) 355-0585

Facsimile: (403) 297-2082

Public official contact regarding indirect collection of information: FOIP Coordinator

Ontario Securities Commission 20 Queen Street West, 22nd Floor Toronto, Ontario M5H 3S8

Telephone: (416) 593-8314

Toll free in Canada: 1 (877) 785-1555

Facsimile: (416) 593-8122

Email: exemptmarketfilings@osc.gov.on.ca

Public official contact regarding indirect collection of information: Inquiries Officer

Autorité des marchés financiers

800, Square Victoria, 22e étage

C.P. 246, Tour de la Bourse Montréal, Québec H4Z 1G3

Telephone: (514) 395-0337 or 1 (877) 525-0337

Facsimile: (514) 873-6155 (for filing purposes only) Facsimile: (514) 864-6381 (for privacy requests only) Email: financementdessocietes@lautorite.qc.ca (for corporate finance issuers); fonds_dinvestissement@lautorite.qc.ca (for investment fund issuers)

Public official contact regarding indirect collection of information: Secrétaire Générale

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